Exhibit 5.1

Our Ref	014601.0004.MAT/FCOR	6 July 2020

Trinity Biotech plc
IDA Business Park
Bray
Co. Wicklow

Trinity Biotech plc (the “Company”)

Dear Sirs

1.	Capacity and Basis

We have acted as Irish counsel to the Company in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around the date hereof. The Registration Statement relates to the registration of up to $200,000,000 aggregate amount of the following securities of the Company:

1.1.	“A” Ordinary Shares, with a nominal value of $0.0109 per share (the “Shares”);

1.2.	warrants to purchase Shares or debt securities;

1.3.	debt securities (including convertible debt securities);

1.4.	subscription rights to subscribe for Shares; and

1.5.	units comprised of one or more of the Shares, warrants, debt securities and subscription rights described above, in any combination pursuant to the Registration Statement (each of the securities listed at 1.2 to 1.5 the “Other Securities”).

No opinion is expressed in this Opinion Letter with regard to any matter governed by the laws of any jurisdiction other than Ireland. Nor is any opinion expressed with respect to taxation matters.

This Opinion Letter is issued for the purposes of the Registration Statement and is based on the assumptions and subject to the reservations and qualifications set out below.

2.	Documents

For the purpose of issuing this Opinion Letter we have reviewed and relied upon each of the following documents (each a “Document” and collectively, the “Documents”):

2.1.	a certificate from Kevin Tansley, the secretary of the Company, dated the same date as this Opinion Letter as to certain matters to be relied on by us (the “Company Certificate”);

2.2.
the report of searches made against the Company by Brady & Co., independent law searchers, on our behalf on 3 July 2020 in the Companies Registration Office of Ireland in Dublin and the Central Office of the High Court, Dublin (together, the “Searches”);

2.3.	a copy of the constitution of the Company (the “Constitution”);

2.4.	a copy of the minutes of a meeting of the board of directors of the Company (the “Board”) held on 26 June 2020; and

2.5.	a copy of the Registration Statement.

3.	Opinions

Based only on our review of the Documents and upon the assumptions listed at Clause 4, and subject to all applicable bankruptcy, insolvency, liquidation, examinership, re-organisation, moratorium and other laws relating to the enforcement of creditors’ rights generally and to the reservations and qualifications set out in Clauses 5 and 6, we express the following opinions:

3.1.
the issue of the Shares will, on adoption of resolutions by the Board (or a duly appointed committee thereof) issuing and allotting such Shares, have been duly authorised by all necessary corporate action of the Company and on (i) the allotment and issuance of the Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Shares have been issued credited as fully paid), and (ii) the subscription and payment in full therefor by the relevant subscribers in accordance with the Constitution and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term, when used herein, means that the holders of the Shares are not liable, solely by virtue of holding such Shares, for additional assessments or calls on such Shares by the Company or its creditors);

3.2.	the Company has the requisite corporate capacity to issue each of the Other Securities; and

3.3.
with respect to the Other Securities, when the Board has taken all necessary corporate actions to approve the issuance thereof, the issue of the Other Securities will be duly authorised under Irish law and the Constitution.

4.	Assumptions

For the purpose of issuing this Opinion Letter we have made the following assumptions, without independent verification:

4.1.
that the copies of each Document referred to herein as being reviewed by us are true, complete and accurate copies of the originals thereof as in effect on the date hereof without any amendment or modification thereto and that each Document furnished to us in unsigned or unexecuted form will be duly signed or executed (as the case may be) in substantially the same form as that reviewed by us for the purposes of this Opinion Letter;

4.2.	the authenticity of all signatures and/or corporate seals on, and the capacity of all individuals who signed, any of the Documents;

4.3.
that the Company Certificate fully and accurately states the position as to the matters of fact and opinion referred to therein and that the position as stated therein in relation to any factual matter or opinion pertains as of the date hereof;

4.4.	that, if the Searches were conducted as at the date of this Opinion Letter, the results of such new searches would be the same as the Searches;

4.5.
that the copy produced to us of minutes of the meeting of the Board held on 26 June 2020 is a true copy and correctly records the proceedings at such meeting and the resolutions approved thereat, that such meeting was quorate and duly convened and held, that those present at such meeting acted bona fide in the interests of the Company throughout, that the provisions contained in the Companies Act 2014 of Ireland (the “Companies Act”) and/or the Constitution relating to the declaration of the interests of the directors and the powers of interested directors to vote were duly observed, that all resolutions set out in such copy were duly passed and that no further resolutions of the Board or any committee thereof have been passed, or corporate or other action taken, which would or might alter the effectiveness thereof;

4.6.	that it is and was in the interests of (and will (or did) commercially benefit) the Company to file the Registration Statement and issue the Shares and Other Securities;

4.7.
that the Company is not and was not, at the date of execution or signature, or the effective date of, the Registration Statement, and will not, as a result of the transactions contemplated by the Registration Statement, become insolvent or unable to pay its debts, or be deemed to be so under any applicable statutory provision, regulation or law;

4.8.
that, in so far as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with the issue of the Shares and Other Securities and that there is no provision of the laws of any jurisdiction (other than Ireland) that would have a bearing on any of the matters opined upon herein and, to the extent that the Company requires any authorisation, consent or approval from any public, administrative or governmental body in any jurisdiction outside of Ireland in relation to such issue, that it has obtained each such authorisation, consent or approval and has complied, and will continue to comply, with any conditions attaching thereto;

4.9.	that there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this Opinion Letter;

4.10.
that the Company has not been induced by fraud, misrepresentation, coercion, duress, undue influence or by any similar circumstance to file the Registration Statement or issue the Shares or Other Securities;

4.11.
that no transaction or transactions, involving a direct or indirect transfer or issuance of shares in the capital of the Company, has or have taken place which should have been notified to the Central Bank of Ireland (or any predecessor regulator) under applicable legislation, and which was or were not so notified;

4.12.
that, at the time of issue of the Shares and Other Securities, the authority of the Company and the directors of the Company to issue the Shares and Other Securities (including on a non-pre-emptive basis) as provided for in the Constitution and the Companies Act, will be in full force and effect;

4.13.
that any allotment of the Shares will be in consideration of the receipt by the Company prior to the issue of such Shares of either cash (within the meaning of Section 64(3) of the Companies Act) or the release of a liability of the Company for a liquidated sum, or an amount at least equal to the nominal value of the Shares and any premium required to be paid up on such Shares pursuant to their terms of issue;

4.14.
that, as at the time of the issuance of the Shares and Other Securities, such issuance will not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

4.15.	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

4.16.
that any power of attorney granted by the Company in respect of the allotment and issue of the Shares or the issuance of the Other Securities shall have been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations;

4.17.
that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

4.18.	that a complete prospectus supplement will have been prepared and filed with the SEC describing the Shares and Other Securities offered thereby;

4.19.
that all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement and the appropriate prospectus supplement;

4.20.
that a definitive purchase, underwriting or similar agreement with respect to the Shares or Other Securities offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

4.21.	that the Companies Act will continue in full force and have effect without amendment, revision, repeal or replacement as and from the date of this Opinion Letter;

4.22.	that, from the date of this Opinion Letter, no corporate, shareholder or other action will be taken to amend, alter or repeal the Constitution;

4.23.
that, from the date of this Opinion Letter, no corporate, shareholder or other action will be taken to redesignate or reclassify the Shares or create any other classes of share in the capital of the Company;

4.24.
that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the Constitution and the Companies Act and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired;

4.25.
that the issue of the Shares upon the conversion, exchange and exercise of any of the Other Securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Constitution, the Companies Act and the terms of issue of such securities;

4.26.	that, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares;

4.27.
that any issue of the Shares will be in compliance with the Companies Act, the Takeover Panel Act, 1997, Takeover Rules, 2013 of Ireland (as may be amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations; and

4.28.
that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council (the "EU Prospectus Regulation"), that no offer of Shares or Other Securities to the public was or is made, or will be made, that required or requires the publication of a prospectus pursuant to European or Irish prospectus law in general, or, in particular, pursuant to the EU Prospectus Regulation and that the Shares and Other Securities are not and will not be admitted to trading on a regulated market as such term is defined in Article 4(1) of Directive 2014/65/EU of the European Parliament and of the Council.

5.	Reservations and Qualifications

This Opinion Letter is given subject to the following reservations and qualifications:

5.1.
the opinions in this Opinion Letter are given solely on the basis of a review of the Documents and the applicable law with regard to the matters specified herein. The opinions are given only in respect of the laws of Ireland in effect as of the date of this Opinion Letter and as to the facts and circumstances as stated herein in existence at such date and this Opinion Letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland;

5.2.
any term of an agreement may be amended orally by the parties notwithstanding any provision to the contrary in such agreement, and documents may be impliedly amended by later agreements or a course of dealing between the parties thereto, notwithstanding any provision to the contrary therein contained;

5.3.	an Irish court has power to stay an action if concurrent proceedings are being brought elsewhere; and

5.4.
we have not verified or been responsible for verifying the accuracy of the Registration Statement (or any documents expressed to be incorporated by reference therein) or that no material facts or matters have been omitted therefrom.

6.	General

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act. This Opinion Letter is intended solely for use in connection with the issuance of the Shares and Other Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Save where otherwise specified, a reference in this Opinion Letter to a Clause, is to a Clause of this Opinion Letter.

This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof. This Opinion Letter is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.

Yours faithfully,
/s/ William Fry WILLIAM FRY Solicitors